SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2012

LAYNE CHRISTENSEN COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712
_______________	_______________	_______________
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205

(Address of Principal Executive Offices)
____________________

(913) 362-0510

(Registrant's telephone number, including area code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4 (c))

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of Layne Christensen Company has approved an amendment and restatement of the Company's Bylaws effective as of April 11, 2012.

The following is a summary description of the amendments to the Bylaws and is qualified in its entirety by reference to the Amended and Restated Bylaws filed herewith as Exhibit 3.1 and incorporated herein by reference.  A copy of the Amended and Restated Bylaws with amendments marked is filed herewith as Exhibit 3.2.

Article IV, Section 6 of the Bylaws was amended to provide that in the absence or disability of the president and chief executive officer, the chairman of the board will serve in such capacity and perform all the duties of the president and chief executive officer on an interim basis until such time as a replacement is filled by the Board of Directors.

Previously, Article IV, Section 8 of the Bylaws provided that in the absence or disability of the president, the vice presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the vice president designated by the Board of Directors, would perform all the duties of the president, and when so acting would have all the powers of and be subject to all the restrictions upon the president.  This section has been deleted from the Bylaws and the other sections of Article IV have been renumbered accordingly.

Item 9.01.  Financial Statements and Exhibits

3.1	Amended and Restated Bylaws of Layne Christensen Company (effective as of April 11, 2012).

3.2
Amended and Restated Bylaws of Layne Christensen Company (effective as of April 11, 2012), marked to show the changes resulting from the amendment and restatement reported in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company
(Registrant)

Date: April 17, 2012	By:	/s/ Jerry W. Fanska
		Name:	Jerry W. Fanska
		Title:	Sr. Vice President—Finance

Exhibit Index:

3.1	Amended and Restated Bylaws of Layne Christensen Company (effective as of April 11, 2012).

3.2
Amended and Restated Bylaws of Layne Christensen Company (effective as of April 11, 2012), marked to show the changes resulting from the amendment and restatement reported in this Current Report on Form 8-K.